                                                                EXHIBIT 23.1



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements pertaining to the Natrol, Inc. 1998 Employee Stock Purchase Plan (Form S-8 No. 333-62549) and the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (Form S-8 No. 333-67229) of our report dated February 16, 1999, with respect to the consolidated financial statements of Natrol, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Ernst & Young LLP
Woodland Hills, California
March 26, 1999